Exhibit 10.3
APPLIED DIGITAL SOLUTIONS, INC.
MASTER SECURITY AGREEMENT

To:	Kallina Corporation 874 Walker Road Suite C Dover, DE 19904
Date: August 31, 2007
To Whom It May Concern:
1. To secure the payment of all Obligations (as hereafter defined), APPLIED DIGITAL SOLUTIONS, INC., a Delaware corporation (the “Company”), each of the other undersigned parties (other than Kallina Corporation, (“Assignee”)) (if any) and each other entity that is required to enter into this Master Security Agreement (if any) (each an “Assignor” and, collectively, the “Assignors”) hereby assigns and grants to Assignee a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among such Assignor’s affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all partnership interests, limited liability company membership interests and all other equity interests owned by any Assignor except for investment property otherwise covered in the Stock Pledge Agreement dated as of the date hereof among the Company, Computer Equity Corporation, and Assignee and investment property set forth on Schedule 1 hereto), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in the Securities Purchase Agreement referred to below. All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC. For purposes hereof, the term “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Assignee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

2. The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Assignee arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Assignee (the “Securities Purchase Agreement”) and (ii) the Related Agreements referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and Related Agreements , as each may be amended, modified, restated or supplemented from time to time, excluding the Common Stock Purchase Warrant and the Warrant Shares as defined in the Securities Purchase Agreement, collectively, the “Documents”), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of each such Assignor to Assignee, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations and liabilities of each Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”) in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law. Notwithstanding anything to the contrary contained herein, upon payment of the Obligations under the Note in full in immediately available funds, this Agreement shall automatically terminate and be without further force or effect.
3. Except as set forth in the Assignor Disclosure Schedules to the Securities Purchase Agreement or in the Exchange Act Filings with respect to those representations and warranties set forth below that have parallel representations and warranties set forth in the Securities Purchase Agreement which permit exceptions as set forth in the Assignor Disclosure Schedules and/or the Exchange Act Filings, each Assignor hereby jointly and severally represents, warrants and covenants to Assignee that:
(a) it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and formed under the respective laws of its jurisdiction of formation set forth on Schedule A, and each Assignor will provide Assignee thirty (30) days’ prior written notice of any change in any of its respective jurisdiction of formation;
(b) its legal name is as set forth in its Articles of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A, and it will provide Assignee thirty (30) days’ prior written notice of any change in its legal name;

(c) its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide Assignee thirty (30) days’ prior written notice of any change in its organizational identification number;
(d) it is the lawful owner of its Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;
(e) it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except (i) Encumbrances securing the Obligations, (ii) Encumbrances securing indebtedness of each such Assignor not to exceed $250,000 in the aggregate for all such Assignors, (iii) Encumbrances related to intercompany liabilities, (iv) Encumbrances outstanding as of the Closing Date and disclosed to Assignee on the Schedules attached to the Securities Purchase Agreement, and (v) Encumbrances that are expressly subordinated to the Obligations to the reasonable satisfaction of Assignee;
(f) it will, at its and the other Assignors’ joint and several cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors’ business;
(g) it will not, without Assignee’s prior written consent, sell, exchange, lease or otherwise dispose of any Collateral, whether by sale, lease or otherwise (unless the proceeds of such sale, exchange, lease or disposal shall be used to repay then outstanding Obligations), except for (A) the payment of obligations of the Company in the ordinary course of business and (B) the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $250,000 and only to the extent that:
(i) the proceeds of each such disposition are used to acquire replacement Collateral which is subject to Assignee’s first priority perfected security interest, to repay then outstanding Obligations, or to pay general corporate expenses; or
(ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Assignee to be held as cash collateral for the Obligations;
(h) it will insure or cause the Collateral to be insured in Assignee’s name (as an additional insured and lender loss payee) against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Assignee shall specify in amounts and under policies by insurers acceptable to Assignee and all premiums thereon shall be paid by such Assignor and the policies delivered to Assignee. If any such Assignor fails to do so, Assignee may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

(i) it will expressly agree that if additional loss payees and/or lender loss payees, other than Assignee, are named to the Collateral, Assignee will always be assigned to first lien position until all Assignee obligations have been met;
(j) it will at all reasonable times allow Assignee or Assignee’s representatives reasonable access to and the right of inspection of the Collateral; and
(k) such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves Assignee harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that Assignee may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against Assignee or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Assignee’s own negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).
4. The occurrence of either of the following events shall constitute an event of default under this Master Security Agreement (each, an “Event of Default”): (a) (i) the occurrence of an Event of Default (as defined in the Note); or (b) any material portion of the Collateral shall be damaged, destroyed or otherwise lost and such damage, destruction or loss is not covered by insurance.
5. Remedies. In case an Event of Default shall have occurred and is continuing, Assignee may: (i) Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;(ii) exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company thereof, or upon the exercise by the Company of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and (iii) subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by Assignee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as Assignee in its sole discretion may determine, or as may be required by applicable law. The Company hereby waives and releases any and all right or equity of redemption, whether after sale hereunder. At any such sale, unless prohibited by applicable law, Assignee may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by Assignee hereunder, whether upon sale of the Collateral or any part thereof or otherwise, shall be held by Assignee and applied by it in repayment of the Obligations. No failure or delay on the part of Assignee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. Assignee shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. Assignee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Obligations. In addition to the foregoing, Assignee shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York (the “UCC”) regardless of the jurisdiction in which enforcement hereof is sought.
6. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor’s part to be performed or fulfilled under or pursuant to this Master Security Agreement, Assignee may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor’s joint and several account and at each Assignor’s joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law, or, at Assignee’s option, debited by Assignee from any other deposit accounts in the name of any Assignor and controlled by Assignee.
7. Upon the occurrence and during the continuance of an Event of Default, each Assignor hereby appoints Assignee, or any other Person whom Assignee may designate as such Assignor’s attorney, with power to: (a)(i) execute any security related documentation on such Assignor’s behalf and to supply any omitted information and correct patent errors in any documents executed by such Assignor or on such Assignor’s behalf; (ii) to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); (iii) sign such Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors; and (iv) to do all other things Assignee deems necessary to reasonably carry out the terms of Section 1 of this Master Security Agreement; and (b) upon the occurrence and during the continuance of an Event of Default; (v) endorse such Assignor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Assignee’s possession; (vi) sign such Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors; (vii) verify the validity, amount or any other matter relating to any accounts receivable by mail, telephone, telegraph or otherwise with account debtors; (viii) do all other things necessary to carry out this Agreement, any other Related Agreement and all other related documents; and (ix) notify the post office authorities to change the address for delivery of such Assignor’s mail to an address designated by Assignee, and to receive, open and dispose of all mail addressed to such Assignor. Each Assignor hereby ratifies and approves all acts of the attorney and neither Assignee nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.
8. Proceeds of Sale. The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Assignee as follows:
(a) First, to the payment of all costs, reasonable expenses and charges of the Assignee and to the reimbursement of the Assignee for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), attorneys’ fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by Assignee in the protection, enforcement or exercise of its rights, powers or remedies hereunder;
(b) Second, to the payment of the Obligations, in whole or in part, in such order as the Assignee may elect, whether or not such Obligations is then due;
(c) Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-615(a)(3) of the UCC; and
(d) Fourth, to the extent of any surplus, to the Assignors or as a court of competent jurisdiction may direct.
In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, the Assignors shall be liable for the deficiency plus the costs and fees of any attorneys employed by Assignee to collect such deficiency
9. No delay or failure on Assignee’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Assignee and then only to the extent therein set forth, and no waiver by Assignee of any default shall operate as a waiver of any other default or of the same default on a future occasion. Assignee’s books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding. Assignee shall have the right to enforce any one or more of the remedies available to Assignee, successively, alternately or concurrently. Each Assignor agrees to join with Assignee in executing such documents or other instruments to the extent required by the UCC in form satisfactory to Assignee and in executing such other documents or instruments as may be required or deemed necessary by Assignee for purposes of affecting or continuing Assignee’s security interest in the Collateral.

10. The Assignors shall jointly and severally pay all of Assignee’s out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of the Documents as set forth in the Securities Purchase Agreement, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any Document. The Assignors shall also jointly and severally pay all of Assignee’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by the Documents, (b) Assignee’s obtaining performance of the Obligations under the Documents, including, but not limited to the enforcement or defense of Assignee’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to Assignee by any Assignor as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Assignors shall also jointly and severally pay Assignee’s customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Assignee for any Assignor at any Assignor’s request or in connection with any Assignor’s loan account (if any) with Assignee. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Assignors to Assignee shall be payable on demand and shall be secured by the Collateral. If any tax by any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each, a “Governmental Authority”) is or may be imposed on or as a result of any transaction between any Assignor, on the one hand, and Assignee on the other hand, which Assignee is or may be required to withhold or pay, the Assignors hereby jointly and severally indemnify and hold Assignee harmless in respect of such taxes, and the Assignors will repay to Assignee the amount of any such taxes which shall be charged to the Assignors’ account; and until the Assignors shall furnish Assignee with indemnity therefor (or supply Assignee with evidence satisfactory to it that due provision for the payment thereof has been made), Assignee may hold without interest any balance standing to each Assignor’s credit (if any) and Assignee shall retain its liens in any and all Collateral
11. THIS MASTER SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to Assignee hereunder shall inure to the benefit of Assignee’s successors and assigns. The term “Assignee” as herein used shall include Assignee, any parent of Assignee’s, any of Assignee’s subsidiaries and any co-subsidiaries of Assignee’s parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor.

12. Each Assignor hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Assignor, on the one hand, and Assignee, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that Assignee and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude Assignee from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Assignee. Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each Assignor hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such assignor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon the Assignor’s actual receipt thereof.
The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suite, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between Assignee, and/or any Assignor arising out of, connected with, related or incidental to the relationship established between them in connection with this Master Security Agreement or the transactions related hereto.
13. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to Assignee, (y) delivering supplements to such exhibits and annexes to such Documents as Assignee shall reasonably request and (z) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to Assignee and with all documents and actions required above to be taken to the reasonable satisfaction of Assignee.
14. All notices from Assignee to any Assignor shall be sufficiently given if mailed or delivered to such Assignor’s address set forth below.
15. This Master Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

Very truly yours,
APPLIED DIGITAL SOLUTIONS, INC.

By:	/s/ Lorraine M. Breece

Name:	Lorraine M. Breece
Title:	SVP, ACFO
Address:

1690 South Congress Ave., Suite 200
Delray Beach, Florida 33445

ACKNOWLEDGED:

KALLINA CORPORATION

By:	/s/ David Grin

Name:	David Grin
Title	Director

9